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                                                                  Exhibit (h)(2)



                              ARMADA ADVANTAGE FUND
                       (FORMERLY PARKSTONE ADVANTAGE FUND)
                       -----------------------------------

This Exhibit A, dated June 9, 2000, is that certain Exhibit A to an Administration and Accounting Services Agreement dated as of July 6, 1999 (the "Agreement") between the undersigned parties. This Exhibit A supersedes all previous forms of Exhibit A.

NAMES OF THE PARTIES. All references to the Parkstone Advantage Fund in the Agreement shall be deemed to refer to the Armada Advantage Fund.

                               Mid Cap Growth Fund
                              Small Cap Growth Fund
                            International Equity Fund
                                    Bond Fund
                            Balanced Allocation Fund

SEI INVESTMENT MUTUAL FUNDS SERVICES

By:      /s/ Timothy D. Barto
         -------------------------

Title:   Vice President & Assistant Secretary
         ------------------------------------

ARMADA ADVANTAGE FUND

By:      /s/ Herbert R. Martens
         -----------------------------

Title:   President
         -----------------------------